Exhibit 10.1

Senior Secured Convertible Note

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

Original Issue Date: September 14, 2026	Funding Amount	$ 1,575,000
Final Maturity Date: March 1, 2027	Original Principal Amount:	$ 2,126,250

CDT EQUITY INC.

SENIOR SECURED CONVERTIBLE NOTE

THIS SENIOR SECURED CONVERTIBLE NOTE is a duly authorized and validly issued promissory note of CDT Equity Inc., a Delaware corporation (the “Company”), designated as its original issue discount senior secured convertible installment promissory note (the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to the order of J.J. Astor & Co., (the “Lender”) or any other subsequent holder of this Note (together with the Lender, the “Holder”), the Original Principal Amount of this Note as set forth above (the “Original Principal Amount”) in twenty-four (24) weekly installments of $88,593.75 each (the “Weekly Installment Payments”) commencing on September 21, 2026 and thereafter on each succeeding Monday of the next succeeding twenty-three (23) weeks until the Final Maturity Date as set forth above, or such earlier date as this Note is required to be prepaid or permitted to be repaid as provided herein (as the case may be, the “Maturity Date”). This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, and (b) the following terms shall have the following meanings:

“AGP,” “ATM Financing,” and “Payment Direction Agreement” shall have the meanings as those terms are defined in the Loan Agreement.

“Ascent-Sarborg Purchase Agreements” shall have the meaning as that term is defined in the Loan Agreement.

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“Bankruptcy Event” means any of the following events: (a) the Company or any “Significant Subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in any legal proceeding that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall have the meaning as that term is defined in the Loan Agreement.

“Change of Control Transaction” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of Note), (b) the Company or its significant Subsidiaries merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company or its significant Subsidiaries and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction or less than 50% of the equity of its Subsidiaries, (c) the Company sells or transfers all or substantially all of its assets or the assets of its Subsidiaries to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above.

“Common Stock” and “Common Stock Equivalents” shall have the meanings as those terms are defined in the Loan Agreement.

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“Contingent Obligation” means, with respect to any Loan Party any obligation of such Loan Party guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Loan Party of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Loan Party, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Loan Party is required to perform thereunder), as determined by such Loan Party in good faith.

“Conversion Price” shall have the meaning as that term is defined in the Loan Agreement.

“Conversion Price Formula” shall have the meaning as that term is defined in the Loan Agreement.

“Conversion Price Reductions” shall have the meaning as that term is defined in the Loan Agreement.

“Conversion Shares” shall have the meaning as that term is defined in the Loan Agreement.

“DACA” shall have the meaning as that term is defined in the Loan Agreement.

“Default Amount” means, if an Event of Default shall occur, the sum of: (1) the amount obtained by multiplying (x) the Outstanding Principal Amount of this Note by (y) 120% (the “Default Principal Amount”), plus (2) default interest on such Default Principal Amount at the rate of 19% per annum, compounded daily, and all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note, if any.

“Equity Receipts” shall have the meaning as that term is defined in the Loan Agreement.

“Escrow Agreement” shall have the meaning as that term is defined in the Loan Agreement.

“Event of Default” shall have the meaning set forth in Section 5(a).

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“Existing Note” has the meaning set forth in Section 2(g).

“Existing Note Installment Payments” means the minimum weekly installment payments required to be paid by the Company in respect of the Existing Note pursuant to the Third Amendment.

“Extraordinary Receipts” shall have the meaning as that term is defined in the Loan Agreement.

“Funds Flow Agreement” shall mean the agreement among the Company and the Lender constituting Exhibit A annexed hereto.

“Funding Amount” means $1,575,000, being the amount advanced by the Lender to the Company on September 14, 2026 as set forth on the first page of this Note, to be applied in accordance with the Funds Flow Agreement attached hereto as Exhibit A.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses or other accounts payable incurred in the ordinary course of such Person’s business); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property, (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities other than obligations and liabilities that are cash collateralized on terms reasonably satisfactory to the Lender; (g) all net obligations and liabilities, calculated on a basis reasonably satisfactory to the Lender and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; and (j) all obligations referred to in clauses (a) through (i) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, however that if recourse in respect of any Indebtedness of the foregoing is limited to specific assets, then such Indebtedness shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the asset encumbered thereby as determined by such Person in good faith; provided further, that Indebtedness shall not include (i) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (ii) endorsements of checks or drafts arising in the ordinary course of business, (iii) preferred Equity Interests to the extent permitted under the Loan Agreement and (iv) any earnout or similar purchase price obligation until such obligation is required to be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, so long as, in the case of a joint venture, such Indebtedness is recourse to any Loan Party. For the avoidance of doubt, “Indebtedness” shall exclude operating leases.

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“Loan Agreement” means the Loan Agreement, dated as of June 11, 2026, as amended and restated as of June 30, 2026, and as amended by that certain Second Amendment to Loan Agreement and Second Amendment to Senior Secured Convertible Note dated July 31, 2026 (the “Second Amendment”) and by the Third Amendment, among the Company, the Subsidiary Guarantor and the Lender, as the same may be further amended, modified, or supplemented from time to time in accordance with its terms.

“Mandatory Prepayments” shall mean 100% of all Weekly Payments required to be paid by the Company in connection with the Third Amendment.

“Mandatory Prepayment Dates” shall mean the dates of all Weekly Payments paid by the Company pursuant to the Third Amendment.

“Maturity Date” shall mean the earlier to occur of (a) the occurrence of an Event of Default, or (b) March 1, 2027.

“Maximum Conversion Shares” shall have the meaning as that term is defined in the Loan Agreement.

“Minimum Installment Payment” has the meaning set forth in Section 2(a).

“Most Favored Nations Agreement” shall have the meaning as that term is defined in the Loan Agreement.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Original Principal Amount” means $2,126,250 as set forth on the first page of this Note.

“Outstanding Principal Amount” means at any point in time the Original Principal Amount less all Minimum Installment Payments made or any Mandatory Prepayment(s) of this Note, if any.

“Payment Amount” means, at any point in time with respect to the Note at any time, the sum of: (a) the Original Principal Amount of this Note or the Default Amount (as applicable), at such time, less (b) all Minimum Installment Payments and any Mandatory Prepayments previously made, if any, plus (c) all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note.

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“Payment Notice” means the written notice to be provided by the Lender to the Company pursuant to which the Lender shall specify the manner in which the Lender intends to receive Weekly Installment Payments, either (a) in cash paid by the Company or pursuant to the Payment Direction Agreement or (b) by issuance of immediately salable Conversion Shares which have been registered for resale under the Securities Act pursuant to the Registration Rights Agreement or which are otherwise exempt from the registration requirements of the Securities Act.

“Principal Amount” means, with respect to the Note at any time, the then Outstanding Principal Amount of such Note; provided that from and after the occurrence of an Event of Default the Principal Amount shall be the Default Amount.

“Scheduled Payment Date” means, on Monday of each week from and after the Original Issue Date, commencing with September 21, 2026 and continuing on each of the following Mondays for the next succeeding twenty-three (23) consecutive weeks.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary Guarantor” shall mean CDT Equity Ltd., a company incorporated in England and Wales.

“Third Amendment” shall mean the Third Amendment to Loan Agreement and Third Amendment to Senior Secured Convertible Note dated August 3, 2026 among the Company, the Subsidiary Guarantor and the Lender, which was approved by the Company stockholders on August 28, 2026.

“Trading Market” has the meaning as that term is defined in the Loan Agreement.

“Transfer Agent Instructions” has the meaning as that term is defined in the Loan Agreement.

“Utah Courts” shall have the meaning set forth in Section 6(e).

“Warrant” means the Warrant to purchase 3,468,500 shares of Company Common Stock (subject to adjustment as provided therein) in the form annexed hereto as Exhibit B.

“Warrant Shares” has the meaning as that term is defined in the Warrant.

Section 2. Methods of Payment, Prepayment; Interest.

(a) Minimum Installment Payments. On each Scheduled Payment Date, the Company or AGP pursuant to the Payment Direction Agreement shall make Weekly Installment payments of the Outstanding Principal Amount under this Note in an amount of not less than $88,593.75 (each a “Minimum Installment Payment”) until the entire Payment Amount (or, if an Event of Default shall have previously occurred, the entire Default Amount) shall have been paid in full. On the Maturity Date, the entire then Payment Amount (or, if an Event of Default shall have previously occurred, the entire Default Amount) shall become immediately due and payable. If any Scheduled Payment Date falls on a day that is not a Business Day, the Minimum Installment Payment shall instead be due and payable on the immediately preceding Business Day.

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The Scheduled Payment Dates and the Minimum Installment Payments due on each such date are set forth in the following schedule:

No.	Scheduled Payment Date	Minimum Installment	Outstanding Principal
1	September 21, 2026	$88,593.75	$2,037,656.25
2	September 28, 2026	$88,593.75	$1,949,062.50
3	October 5, 2026	$88,593.75	$1,860,468.75
4	October 12, 2026	$88,593.75	$1,771,875.00
5	October 19, 2026	$88,593.75	$1,683,281.25
6	October 26, 2026	$88,593.75	$1,594,687.50
7	November 2, 2026	$88,593.75	$1,506,093.75
8	November 9, 2026	$88,593.75	$1,417,500.00
9	November 16, 2026	$88,593.75	$1,328,906.25
10	November 23, 2026	$88,593.75	$1,240,312.50
11	November 30, 2026	$88,593.75	$1,151,718.75
12	December 7, 2026	$88,593.75	$1,063,125.00
13	December 14, 2026	$88,593.75	$974,531.25
14	December 21, 2026	$88,593.75	$885,937.50
15	December 28, 2026	$88,593.75	$797,343.75
16	January 4, 2027	$88,593.75	$708,750.00
17	January 11, 2027	$88,593.75	$620,156.25
18	January 18, 2027	$88,593.75	$531,562.50
19	January 25, 2027	$88,593.75	$442,968.75
20	February 1, 2027	$88,593.75	$354,375.00
21	February 8, 2027	$88,593.75	$265,781.25
22	February 15, 2027	$88,593.75	$177,187.50
23	February 22, 2027	$88,593.75	$88, 593.75
24	March 1, 2027	$88,593.75	$0.00

(b) Mandatory Prepayments. Subject to Section 2(g) and Section 6(j), the Company or the Subsidiary Guarantor shall also pay to the Lender 100% of all Existing Note Installment Payments required to be paid by the Company pursuant to the Third Amendment, in addition to the Mandatory Prepayment of this Note. All amounts received by the Lender from or on behalf of the Company or the Subsidiary Guarantor, whether in cash, from Equity Receipts or Extraordinary Receipts, or from any other source (other than the Lender’s share of ATM Financing net proceeds under Section 2(g), which shall be applied in the order of priority set forth in Section 2(g)), shall be applied first to the Payment Amount of this Note until this Note has been paid in full, and only thereafter to the Existing Note. Amounts so applied shall satisfy, and be credited against, the Mandatory Prepayments required by this Section 2(b) and the Minimum Installment Payments due under Section 2(a), in each case in the order of last maturing Indebtedness, and no such application shall relieve the Company of its obligation to pay each Minimum Installment Payment in full on its Scheduled Payment Date.

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(c) Conversion Notice; Delivery of Conversion Shares. The Lender may elect to convert all or any portion of the Payment Amount into Conversion Shares in accordance with Section 2(j). Any Conversion Shares so issued shall have been fully registered for resale under the Securities Act or shall be eligible for resale pursuant to an available exemption from registration, including Rule 144, and shall in either case be immediately salable by the Lender without restrictive legend and without volume or manner-of-sale limitations. The Lender shall give the Company written notice of such election (the “Conversion Notice”). The Company shall deliver the Conversion Shares to the Lender or to the brokerage account designated by the Lender within two (2) Business Days following its receipt of the Conversion Notice. For the avoidance of doubt, if the Company fails to timely deliver the specified amount of Conversion Shares in accordance with the Conversion Notice, it shall constitute an Event of Default under this Note. The Lender shall not be entitled to convert any portion of the Note to the extent that, after giving effect to such conversion, the Lender (together with its affiliates) would beneficially own in excess of 4.99% of the then-outstanding shares of the Company’s common stock (the “Beneficial Ownership Cap”) which the Lender may, in its sole discretion, increase to 9.99%. If the Company fails to cause its transfer agent to deliver the Conversion Shares to the Lender on or before the second (2nd) Business Day following its receipt of the Conversion Notice (the “Share Delivery Date”), then, in addition to any other right or remedy of the Lender, the Company shall pay to the Lender in cash, as liquidated damages and not as a penalty, $10 per Trading Day (increasing to $20 per Trading Day on the third (3rd) Trading Day after the Share Delivery Date) for each $1,000 of principal and interest being converted, for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered.

(d) Change of Control. This Note shall be immediately payable in full upon a Change of Control Transaction.

(e) Equity Receipt Prepayment. In addition to the provisions of Section 2(b), the Outstanding Principal Amount of this Note, plus accrued interest hereon shall be subject to mandatory prepayment to the extent of (i) any Equity Receipts received by the Company from consummation of the sale of Common Stock or Common Stock Equivalents, whether pursuant to a resale registration statement or upon a financing in which AGP or any other investment bank shall act as underwriter or placement agent (each a “Equity Receipt Prepayment”). Any such Equity Receipt Prepayment shall be applied to the Minimum Installment Payments in the order of last maturing Indebtedness. In addition, if at any time prior to payment in full of this Note the Company consummates any financing, capital raise or sale of securities (other than sales of Common Stock pursuant to the ATM Financing), the Company shall, within one (1) Business Day of receipt thereof, apply an amount equal to eighty percent (80%) of the net proceeds thereof (or, in the case of any such transaction consummated prior to September 15, 2026, ninety percent (90%) of the net proceeds thereof, as previously agreed) to prepay the Payment Amount of this Note, and amounts so applied shall be credited against the remaining Minimum Installment Payments in the order of last maturing Indebtedness. Notwithstanding Section 3.10 of the Third Amendment, such amounts shall be applied first to this Note until this Note has been paid in full.

(f) Default Amount. From and after the occurrence of an Event of Default, the Outstanding Principal Amount of this Note shall increase to the Default Amount and this Note shall bear interest accruing at nineteen percent (19%) per annum, compounded daily and calculated on the basis of a 360-day year, until payment in full.

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(g) ATM Waterfall Priority. Notwithstanding anything to the contrary in the Loan Agreement, the Third Amendment, the Payment Direction Agreement or Section 2(e) of this Note, eighty percent (80%) of the net proceeds of all sales of Common Stock under the ATM Financing effected on or after September 15, 2026, and ninety percent (90%) of the net proceeds of all such sales effected prior to September 15, 2026 (as previously agreed), shall be paid to the Lender and applied first to the outstanding balance of the Senior Secured Convertible Promissory Note dated August 31, 2026 issued by the Company to the Lender (the “August 31 Note”) until the August 31 Note has been paid in full, second to the Payment Amount of this Note until this Note has been paid in full, and only thereafter to the indebtedness evidenced by the Amended and Restated Senior Secured Convertible Note, as amended by the Third Amendment (the “Existing Note”). The Company shall cause AGP to remit all net proceeds of ATM Financings to the deposit account maintained at East West Bank that is subject to the DACA and over which the Lender has control (the “DACA Account”). On or before the Original Issue Date, the Company shall deliver to the Lender an amendment to the Payment Direction Agreement, in form and substance satisfactory to the Lender and countersigned by AGP, irrevocably directing AGP to remit all net proceeds of ATM Financings directly to the DACA Account and confirming that such direction supersedes any prior remittance instruction given to AGP under the Payment Direction Agreement; the Company’s failure to deliver such amendment, or any revocation or modification thereof without the Lender’s prior written consent, shall constitute an immediate Event of Default. Promptly following receipt of any net proceeds of ATM Financings in the DACA Account, the Lender shall apply eighty percent (80%) thereof (or, in the case of net proceeds of sales effected prior to September 15, 2026, ninety percent (90%) thereof) in the order of priority set forth above and shall remit the remainder to the Company. Until the August 31 Note, this Note and the Existing Note have each been paid in full, the Company shall effect sales of Common Stock under the ATM Financing, and shall maintain the ATM Financing in effect together with a currently effective registration statement and prospectus supplement covering such sales, in amounts sufficient to deliver to the Lender net proceeds sufficient to pay the August 31 Note in full, then the Payment Amount of this Note in full and, thereafter, to pay all Existing Note Installment Payments then past due and to keep the Existing Note current until the Existing Note has been paid in full. The Company shall not suspend, terminate, reduce or fail to instruct sales under the ATM Financing without the Lender’s prior written consent, and any failure to comply with this paragraph shall constitute an immediate Event of Default under this Note and the Existing Note. This paragraph shall survive the payment in full, satisfaction and cancellation of this Note.

(h) Registration Statement. Notwithstanding Section 2.3 of the Second Amendment, the Company shall file with the SEC, on or before September 15, 2026, a registration statement registering for resale (i) two hundred percent (200%) of the number of shares of Common Stock issuable upon conversion in full of the Outstanding Principal Amount of this Note, together with all accrued and unpaid interest, if any, hereon through the Maturity Date, and (ii) two hundred percent (200%) of the number of shares of Common Stock issuable upon conversion in full of the outstanding principal balance of the Existing Note, together with all accrued and unpaid interest thereon through its stated maturity, in each case calculated at the Floor Price in effect on the date of filing and without regard to the Maximum Conversion Shares, any exchange cap or the Beneficial Ownership Cap, together with all of the shares of Common Stock issuable upon exercise in full of the Warrant and of each other warrant previously issued by the Company to the Lender, including the Common Stock Purchase Warrant dated June 11, 2026 and the Common Stock Purchase Warrant issued in connection with the Third Amendment, and any Make Whole Shares. All shares so registered shall constitute Registrable Securities under the Registration Rights Agreement. The Company shall cause such registration statement to be declared effective by the SEC on or before October 15, 2026. No Registration Event shall be deemed to occur under Section 3.13 of the Third Amendment by reason of (i) the filing of such registration statement occurring on or before September 15, 2026 or (ii) the effectiveness thereof occurring on or before October 15, 2026, in each case in respect of all outstanding balances of this Note and the Existing Note and all Registrable Securities registered or required to be registered thereunder.

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(i) Stockholder Approval Upon Request. If at any time while this Note or the Warrant remains outstanding the Lender so requests in writing, the Company shall, within forty-five (45) days after such request, call a special meeting of its stockholders for the purpose of obtaining the approval of the Company’s stockholders, under applicable rules of The Nasdaq Stock Market LLC, of the issuance of the Conversion Shares and the Warrant Shares, and shall use its reasonable best efforts to hold such meeting as promptly as practicable thereafter, to solicit proxies in favor of such approval and to cause its board of directors to recommend that stockholders vote in favor thereof. If the approval obtained at the Company’s stockholder meeting held in August 2026 does not by its terms extend to the issuance of the Conversion Shares and the Warrant Shares issuable under this Note and the Warrant, the Company shall call such a meeting on or before October 31, 2026 without the need for any request from the Lender. Otherwise, the Company shall have no obligation under this paragraph absent such written request from the Lender.

(j) Conversion Mechanics; Floor Price. (i) Subject to the Maximum Conversion Shares and the Beneficial Ownership Cap, the Lender may convert all or any portion of the Payment Amount into Conversion Shares at a conversion price (the “Conversion Price” for purposes of this Note, notwithstanding Section 1) equal to the greater of (A) seventy percent (70%) of the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Days immediately preceding the applicable conversion date and (B) the Floor Price then in effect. (ii) The “Floor Price” means $0.05, being twenty percent (20%) of $0.25, the closing price of the Common Stock on September 11, 2026, as adjusted pursuant to clause (iii); and notwithstanding Section 1, the term “Floor Price” as used in this Note has the meaning given in this Section 2(j). (iii) On December 14, 2026 and on each date that is six (6) months thereafter until this Note has been paid in full (each, a “Floor Reset Date”), the Floor Price shall be adjusted to equal twenty percent (20%) of the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Days immediately preceding such Floor Reset Date. (iv) Effective as of the date hereof, the Floor Price applicable to the Existing Note is reset to $0.05 and shall thereafter adjust on each Floor Reset Date on the same basis, and this clause (iv) shall constitute an amendment of the Loan Agreement and the Existing Note to that effect, made in accordance with Section 5.05 of the Loan Agreement, which amendment the Company and the Lender confirm by their execution of this Note and to which the Subsidiary Guarantor consents by its execution of the acknowledgment hereto.

(k) Share Reservation. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon conversion of this Note and exercise of the Warrant, a number of shares of Common Stock equal to two hundred percent (200%) of the number of Conversion Shares issuable upon conversion in full of the Payment Amount at the Floor Price then in effect, plus all Warrant Shares issuable upon exercise of the Warrant in full. Such reservation is in addition to, and shall not reduce, the share reservation applicable to the Existing Note under Section 3.6 of the Second Amendment as measured by Section 3.5 of the Third Amendment. If at any time the number of authorized but unissued and otherwise unreserved shares of Common Stock is insufficient to satisfy the reservation required by this Section 2(k), the Company shall promptly, and in any event within ninety (90) days, take all corporate action necessary to increase its authorized shares of Common Stock to a number sufficient for such purpose, including calling a meeting of its stockholders and causing its board of directors to recommend approval of such increase.

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Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Note is exchangeable for an equal aggregate Principal Amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Loan Agreement and may be transferred or exchanged only in compliance with the Loan Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the official Note register of the Company as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Covenants. As long as any portion of this Note remains outstanding, unless the Lender shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (if any) to, directly or indirectly:

(a) violate any of the affirmative or negative covenants set forth in the Loan Agreement, the Third Amendment, this Note or in the other Transaction Documents to the Loan Agreement, including the covenants set forth in Article IV of the Loan Agreement;

(b) fail to deliver the applicable number of Conversion Shares to a brokerage account specified in the Conversion Notice within two (2) Business Days from the date of such Conversion Notice;

(c) fail to notify the Lender of any proposed financing contemplated by the Most Favored Nations covenant set forth in the Loan Agreement or fail to appropriately modify the Loan Agreement and the Transaction Documents, including this Note, if reasonably requested by the Holder;

(d) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of holders of Note;

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(e) amend, restate or otherwise modify any of the existing terms of any outstanding Indebtedness, (other than Indebtedness to the Lender) whether or not set forth in the Company Disclosure Schedule;

(f) issue, repay, repurchase or offer to repay, repurchase or otherwise acquire shares of Common Stock or Common Stock Equivalents, except to the extent that they are expressly contemplated and permitted under the Loan Agreement;

(g) incur, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than Permitted Indebtedness or as otherwise expressly permitted under the Loan Agreement, provided that, such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs;

(h) grant or suffer to exist any Liens on its property or assets, other than Permitted Liens;

(i) pay cash dividends or distributions on any equity securities of the Company;

(j) enter into any transaction with any Affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(k) enter into any agreement or commitment with respect to any of the foregoing.

Section 5. Events of Default.

(a) “Event of Default” means, wherever used herein, the occurrence of any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of any Principal Amount, or Default Amount (as applicable) as and when the same shall become due and payable (whether on a Scheduled Payment Date, the Maturity Date, on Mandatory Prepayment Date, acceleration or otherwise) which default, solely in the case of required payment of the Minimum Installment Payment on any Scheduled Payment Date, is not fully cured within two (2) Business Days (the “Grace Period”); provided, that there shall only be two (2) Grace Periods permitted under this Note;

(ii) the Company shall fail to observe or perform any other covenant or agreement contained in the Loan Agreement, the Existing Note or this Note, which failure is not cured, if capable of cure, within the earlier to occur of (A) three (3) Business Days after notice of such failure sent by the Holder or by any other holder of the Existing Note or this Note to the Company and (B) three (3) Business Days after the Company has become aware of such failure; and, for the avoidance of doubt, shall include the Company’s failure or refusal to promptly call a shareholders meeting within the time specified in the Loan Agreement;

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(iii) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under the Loan Agreement, the Existing Note or this Note or any of the other Transaction Documents or under other Permitted Indebtedness; it being understood that the non-payment of Existing Note Installment Payments, any failure to satisfy the weekly ATM Financing net proceeds covenant, or from any failure to file or cause to be declared effective any registration statement, whether arising before, on or after the date hereof, shall constitute an Event of Default under this Note;

(iv) a party to the Ascent-Sarborg Purchase Agreements, other than the Company, shall declare a default by the Company under either or both of the Ascent-Sarborg Purchase Agreements;

(v) any representation or warranty made in this Note, the Existing Note any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

(vi) the Company shall breach or violate in any respect the provisions of the Payment Direction Agreement, the Security Agreement, the Registration Rights Agreement, the Warrant or the Transfer Agent Instructions;

(vii) the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

(viii) the Company shall default (following the expiration of all cure or waiting periods and the provision of all notices required under the applicable agreement(s)) on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, capital lease, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement (but excluding the Company’s headquarters lease under which the Company is in default as of the date of this Agreement as disclosed in the SEC Reports) that (a) involves an obligation greater than $50,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(ix) a final non-appealable judgment by any competent court for the payment of money in an amount of at least $100,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed;

(x) the Company shall fail to timely file with the SEC its Form 10-Q Quarterly Report for the fiscal quarter ended September 30, 2026, or shall be delinquent in the filing of any of its other SEC Reports, including its Form 8-K, interim reports or Form 10-Q quarterly report or Form 10-K annual financial reports required to be filed with the SEC under the Exchange Act (beyond any period of grace granted by the SEC with respect thereto); or

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(xi) the Common Stock shall have ceased to be listed or quoted on Nasdaq, the New York Stock Exchange or the NYSE American.

(b) Remedies Upon Event of Default. If any Event of Default occurs and is continuing, this Note shall become, at the Holder’s election, immediately due and payable in the Default Amount, and the Holder shall have the right to convert all or any portion of this Note into Conversion Shares at the applicable Conversion Price up to the Maximum Conversion Shares or such number of Conversion Shares based on the then Default Amount of this Note, and shall be entitled to exercise its rights and remedies in connection therewith under the other Transaction Documents, including enforcing its rights under the Subsidiary Guarantee and Security Agreement. Upon the conversion in full of the Default Amount in accordance with the terms of this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration or exercise described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(c) Default Make Whole Shares. The Event of Default Conversion Price shall be equal to the greater of (a) seventy percent (70%) of the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Days immediately preceding the applicable conversion date and (b) the Floor Price (in each case, as defined in the Loan Agreement). In the event the Event of Default Conversion Price is determined by reference to the Floor Price (that is, seventy percent (70%) of such lowest VWAP is less than the Floor Price), the Company shall issue to the Holder additional Conversion Shares (the “Make Whole Shares”) in a number equal to (i) the number of Conversion Shares that would have been issuable upon conversion of the applicable portion of the Default Amount at seventy percent (70%) of such lowest VWAP, without giving effect to the Floor Price, minus (ii) the number of Conversion Shares actually issued upon such conversion at the Floor Price. Notwithstanding the foregoing, to the extent the issuance of any Make Whole Shares would cause the aggregate number of Conversion Shares issued under this Note to exceed the Maximum Conversion Shares (representing 19.99% of the Company’s outstanding shares of Common Stock) absent approval of the Company’s stockholders, the Company shall settle the value of such excess Make Whole Shares (i) in cash, payable within three (3) Business Days following the applicable conversion date and valued at the closing price of the Common Stock on such conversion date, or (ii) if the Lender so approves in writing, by delivery of shares of Common Stock that are, at the time of delivery, freely tradable by the Lender without restrictive legend and without volume or manner-of-sale limitations, valued at the closing price of the Common Stock on such conversion date.

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Section 6. Miscellaneous.

(a) Due Authorization and No Stockholder Approval Required. The issuance of this Note and the Warrant annexed as Exhibit B hereto has been duly authorized by the Board of Directors of the Company and the Subsidiary Guarantor and no stockholder approval is required in connection with the issuance of such securities, other than the stockholder approval contemplated by Section 2(i) with respect to the issuance of Conversion Shares and Warrant Shares in excess of the Maximum Conversion Shares.

(b) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth in the Loan Agreement, or such other email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(b). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Loan Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(c) Absolute Obligation, Security and Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company and is secured by and under the Subsidiary Guarantee and Security Agreement. This Note is a direct debt obligation of the Company, and ranks senior to all other evidence of Indebtedness of the Company or any of its Subsidiaries.

(d) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and customary indemnity reasonably satisfactory to the Company.

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(e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Salt Lake, Utah (the “Utah Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or such Utah Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an Action or Proceeding to enforce any provisions of this Note, then the prevailing party in such Action or Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

(f) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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(h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i) Most Favored Nation. From the date hereof and for so long as this Note or the Warrant remains outstanding, the Company shall not enter into any agreement for the sale or issuance of its securities (including securities convertible into or exercisable for Common Stock or Common Stock Equivalents) with any Person that provides such Person with rights, terms or benefits more favorable in any material respect than those granted to the Lender under the Transaction Documents, without offering such more favorable rights, terms or benefits to the Lender. The Company shall promptly provide written notice to the Lender of any such more favorable rights, terms or benefits. This paragraph supplements, and does not limit, Section 3.11 of the Third Amendment.

(j) Lender Consent and Limited Waiver. The Lender, by its execution of the acknowledgment to this Note, hereby consents to the transactions contemplated hereby and waives compliance with the covenant added to Article IV of the Loan Agreement by Section 3.9 of the Third Amendment, solely to the extent necessary to permit (i) the incurrence by the Company of the Indebtedness evidenced by this Note, (ii) the issuance of the Warrant and of the Warrant Shares upon exercise thereof, and (iii) the issuance of the Conversion Shares upon conversion of this Note. No Default or Event of Default shall arise under this Note, the Existing Note, the Loan Agreement or any other Transaction Document by reason of the transactions contemplated hereby. Except as expressly provided in this paragraph, Section 3.9 of the Third Amendment remains in full force and effect, and the foregoing consent and waiver is limited to the transactions expressly described herein and shall not constitute a consent to or waiver of any other or future transaction. In addition, during the period from the date hereof until payment in full of this Note (the “Forbearance Period”): (i) no Default or Event of Default shall arise under this Note, including under Section 5(a)(iii), by reason of any failure of the Company to make Existing Note Installment Payments, to satisfy the weekly ATM Financing net proceeds covenant set forth in Section 3.4(b) of the Second Amendment as continued by Section 3.6 of the Third Amendment, or to file or cause to be declared effective any registration statement required by Section 2.3 of the Second Amendment or Section 3.13 of the Third Amendment, in each case whether such failure arose before, on or after the date hereof and regardless of the cause thereof; and (ii) the Lender shall forbear from exercising any right or remedy under the Existing Note, the Loan Agreement or any other Transaction Document in respect of any such failure. The foregoing is a forbearance only and shall not constitute a waiver, cure or forgiveness of any Default or Event of Default under the Existing Note, all of which shall continue to exist, and default interest, the default premium and all other amounts shall continue to accrue under the Existing Note during the Forbearance Period. Following payment in full of this Note, the Company shall apply all amounts thereafter payable to the Lender under Section 2(g) to the Existing Note until all Existing Note Installment Payments that came due and remain unpaid, together with all accrued default interest thereon, have been paid in full and the Existing Note is current, and shall thereafter resume payment of Existing Note Installment Payments in accordance with the Third Amendment until the Existing Note has been paid in full. The obligations set forth in this paragraph, including the Company’s obligation to pay all Existing Note Installment Payments that came due during the Forbearance Period together with all default interest, the default premium and other amounts accrued under the Existing Note, shall survive the payment in full, satisfaction and cancellation of this Note.

(k) Preceding Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the immediately preceding Business Day.

(l) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Section 7. Amendments; Waivers. Any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.05 of the Loan Agreement.

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IN WITNESS WHEREOF, the Company has caused this Senior Secured Note to be duly executed by a duly authorized officer as of the date and year first above indicated.

CDT EQUITY INC.

By:	/s/ James Bligh
Name:	James Bligh
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

J.J. ASTOR & CO.

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer

The undersigned Subsidiary Guarantor acknowledges and consents to this Note, including Section 2(j)(iv) and Section 6(j), and confirms that its guaranty and the liens granted by it under the Transaction Documents remain in full force and effect.

CDT EQUITY LTD.

By:	/s/ James Bligh
Name:	James Bligh
Title:	Director

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